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                                                                EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the 12th day of December, 1996, between COMPLETE BUSINESS SOLUTIONS, INC., a Michigan corporation, having its principal office at 32605 W. Twelve Mile Road, Suite 250, Farmington Hills,
Michigan 48334 (the "Employer"), and Raj B. Vattikuti, residing at 4692 West Wickford, Bloomfield Hills, Michigan 48032 (the "Employee").

                                  WITNESSETH:

     WHEREAS, the Employer wishes to employ the Employee on the terms and conditions contained in this Agreement; and

     WHEREAS, the Employee is willing to accept such employment.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  EMPLOYMENT

     The Employer hereby employs the Employee and the Employee hereby accepts such employment, on the terms and conditions set forth in this Agreement.

SECTION 2.  NATURE AND EXTENT OF DUTIES

     2.1 NATURE OF DUTIES. The Employee is engaged as the President and Chief Executive Officer of the Employer (the "President") and, in addition, the Employee shall perform such services consistent with his position as shall be assigned to him from time to time by the Employer.

     2.2 EXTENT OF DUTIES. During the term of his employment as President, the Employee shall devote his full time and attention to the service of the Employer and shall do all in his power to promote, develop and extend the business of the Employer and its interests and welfare and, except with the permission of the Board of Directors of the Employer, shall not engage in any other business activity whatsoever during that time, except that he may devote a portion of his time to personal or philanthropic affairs and interests if these do not interfere with the performance of his duties and
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obligations to the Employer under this Agreement. Notwithstanding the foregoing, if the Employer shall give the Employee a notice under Section 5.1 of its refusal to extend or renew this Agreement, the duties of the Employee shall be reduced to allow him a reasonable amount of time during business hours to pursue alternative employment opportunities.

SECTION 3. COMPENSATION

        3.1 COMPENSATION. As full compensation for the services to be rendered by the Employee as President under this Agreement, the Employer shall pay to the Employee, and the Employee shall accept, an annual salary of $350,000, payable in equal bi-weekly installments, plus the bonus described in
Section 3.2 and the fringe benefits described in Section 4. The salary payable to the Employee under this Agreement shall be reviewed by the Compensation Committee of the Board of Directors of the Employer annually and the Employer may, in its sole discretion, increase such salary from time to time, but in no event shall such salary be reduced without the written consent of the Employee.

        3.2 BONUS. In addition to the salary provided in Section 3.1, the Employer shall pay the Employee an annual bonus in an amount determined by the Compensation Committee of the Board of Directors up to a maximum amount equal to the salary provided in Section 3.1.

        3.3 COMPENSATION AFTER CHANGE IN CONTROL. If, after a Change in Control (as defined in Section 5.3), the Employee does not terminate his employment as President, he shall receive as full compensation for the services to be rendered as President for the remainder of the then current term of this
Agreement: (1) a salary not less than his salary in effect immediately prior to the Change in Control; (2) an annual bonus equal to the greater of his most recent annual bonus or the annual bonus received immediately prior to his most recent annual bonus; and (3) the fringe benefits provided in Section 4.

        3.4 COMPENSATION AND BENEFITS ON AND AFTER TERMINATION. Notwithstanding the limitations contained in Section 5.2, upon termination of the employment of the Employee as President for any reason other than Willful Misconduct (as defined in Section 5.3), he shall receive payment of his compensation described in this Section 3 (including salary, bonus and fringe benefits) accrued to the

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date of such termination in addition to the compensation provided for in
Section 5.2.3. In addition, at any time during the five year period following any such termination that the Employee shall not be a full time employee of another employer, the Employer shall provide the Employee with the use of a suitable office, appropriate secretarial services, the health, sickness and accident benefits provided in Section 4.2, and the automobile provided for in
Section 4.6. The amount of the Employee's annual bonus which shall be deemed to be accrued in the event of such termination shall be the amount computed as if the Employee had remained employed for an entire year, prorated to the date of termination. Upon termination of the employment of the Employee for Willful Misconduct, he shall receive payment of his compensation described in this Section 3 (but not including any bonus) accrued to the date of such termination.

SECTION 4.  FRINGE BENEFITS

        4.1 VACATIONS. The Employee shall be entitled each year to a paid vacation of not less than four weeks or such greater amount as shall be determined in accordance with the policy of the Employer established from time to time.

        4.2 BENEFIT PLANS. The Employee shall be entitled to receive health, sickness and accident benefits for himself and his family not less favorable than those currently provided and under such retirement or other plans or policies as the Employer shall provide from time to time.

        4.3 DEATH BENEFITS AND LIFE INSURANCE. If the employment of the Employee as President under Section 2 shall terminate because of the death of the Employee, the Employer shall continue to pay the Employee's then current salary to a beneficiary designated by the Employee for a period of 180 days after his death. The Employer may, in its discretion and its expense, obtain insurance upon the life of the Employee, the proceeds of which shall be payable to the Employer. The Employee hereby consents to the issuance of any such insurance.

        4.4 DISABILITY. If the employment of the Employee as President is terminated because of the Disability (as defined in Section 5.3) of the Employee, he shall receive Disability benefits equal to two year's salary plus the amount of the most recent annual bonus paid to the Employee. Such benefits shall be paid in 24 equal monthly amounts at the end of each month after such Disability commences

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        4.5     EXPENSES.  Upon presentation of appropriate documentation, the
Employer shall reimburse the Employee for travel, entertainment and other expenses necessarily incurred by the Employee in connection with the performance of his duties under this Agreement.

        4.6 AUTOMOBILE. The Employer shall provide the Employee with an automobile suitable for the chief executive officer of a company such as the Employer and the Employer shall pay the cost of acquiring, insuring and maintaining such vehicle.

SECTION 5.  TERM, TERMINATION AND BENEFITS PAYABLE UPON TERMINATION

        5.1 TERM. Subject to the provisions for termination contained in Sections 5.2, the term of this Agreement shall begin upon the effective date of the first registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Employer of its Common Stock to the public and shall end on December 31, 2001, provided that, such registration statement shall become effective no later than June 30, 1997 and further provided that, unless either party shall notify the other in writing of such party's refusal to extend or renew this Agreement, effective January 1, 1998 and the first day of January each year thereafter, the term of this Agreement shall be extended and renewed automatically for one additional year, so that the term of this Agreement upon such renewal shall always be five years.

        5.2 GROUNDS FOR TERMINATION. This Agreement shall continue in effect as provided in Section 5.1 hereof, provided that (a) the Employee's employment as President shall automatically terminate upon the death, resignation or retirement of the Employee; (b) the Employee's employment as President may be terminated at the option of the Employer because of the Disability (as defined in Section 5.3) or Willful Misconduct (as defined in
Section 5.3) of the Employee; (c) the Employee's employment as President may be terminated at the option of the Employer for such other cause (including without limitation a Change in Control), or without cause, without breach of this Agreement; (d) if the Employer shall make any material changes in the duties of the Employee without his consent, or if the Employer shall relocate its principal office more than 30 miles from its current location, the Employee shall have the right by


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giving written notice to the Employer within 30 days after the occurrence of either of such events, to terminate his employment as President; and (e) upon consummation of a Change in Control (as defined in Section 5.3), the Employee shall have the right, in his sole discretion, for a period of 12 months after such Change in Control shall have occurred, to terminate his employment as President or continue his employment as President for the remainder of the then current term of this Agreement subject to the terms and conditions of this Agreement (without prejudice to the right of the Employer to terminate his employment as President pursuant to the foregoing clause (c)) No termination of employment by the Employee pursuant to the foregoing clauses (d) or (e) shall be deemed to be a resignation or retirement.

          5.2.1 DEATH, RESIGNATION OR RETIREMENT. If the employment of the Employee as President is automatically terminated under Section 5.2(a) because of the death, resignation or voluntary retirement of the Employee, he, his beneficiaries, his estate or his personal representative shall be entitled to receive (1) in any of the foregoing events, the benefits, if any, provided under the plans described in Section 4.2 or by law and the accrued compensation described in Section 3.4; and (2) in the case of the death of the Employee, the death benefits and life insurance described under Section 4.3. Except as provided in this Section 5.2.1 in any of such events, no further payments shall be due or made and no further obligations of the Employer shall exist under this Agreement.

          5.2.2 DISABILITY OR WILLFUL MISCONDUCT. If the employment of the Employee as President is terminated at the option of the Employer under Section 5.2(b) because of the Disability or Willful Misconduct of the Employee, he shall be entitled to receive: (1) in the case of Disability, all of the benefits described under Sections 3 and 4 prior to the determination of Disability and the disability benefits described under Section 4.4 after the determination of Disability; and (2) in the case of Willful Misconduct, no further payments shall be due or made and no further obligations of the Employer shall exist under this Agreement.

          5.2.3 BENEFITS PAYABLE FOR TERMINATION WITHOUT CAUSE, CHANGE IN DUTIES OR OFFICE LOCATION, OR CHANGE IN CONTROL. If the employment of the Employee as President is terminated by the Employer for any cause or



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without cause under Section 5.2(c), or if the employment of the Employee is terminated by the Employee under Section 5.2(d) because of a change in his duties or the location of Employer's principal office or a Change in Control:

               5.2.3.1 the Employee shall receive in a lump sum an amount equal to 2.99 times (1) his salary in effect immediately prior to such termination, plus (2) a bonus equal to the greater of his most recent annual bonus or the annual bonus received immediately prior to his most recent annual bonus;

               5.2.3.2 the right of the Employee to exercise any outstanding options or other rights to acquire any capital stock of the Employer, shall be accelerated and become immediately exercisable; and

               5.2.3.3 the right of the Employee to receive any compensation measured by the price of any capital stock of the Employer, and any other rights to compensation or benefits under this Agreement which are contingent upon the continued employment of the Employee shall become immediately exercisable or receivable by the Employee to the extent they would have become exercisable or receivable by the Employee if he had remained employed by the Employer for the balance of the then current term of this Agreement.

     5.3 CERTAIN DEFINITIONS. For the purposes of this Agreement, the following capitalized terms shall have the meanings given to them below:

          5.3.1 "DISABILITY" shall mean the Employee's physical or mental incapacity, for a cumulative period of 180 days in any consecutive 12 month period during the term of this Agreement, to render the services to be performed by him under this Agreement; provided however, that if, at the expiration of a cumulative period of 90 days during which the Employee has been so physically or mentally incapacitated, the certificate of a qualified physician of good standing acceptable to both parties shall have been obtained by the Employer certifying that in the opinion of such physician such physical or mental incapacity is permanent, such incapacity also shall be deemed to be "Disability".

          5.3.2  A "CHANGE IN CONTROL" shall have occurred:


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          (1) if the Employer shall sell all or substantially all of its assets to a third party;


          (2) if the Employer shall merge or consolidate into or with another corporation and the Employer shall not be the surviving corporation or persons owning a majority of the voting securities of the Employer prior to such transaction shall not continue to own a majority of the voting securities of the corporation surviving such transaction; or

          (3) if any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Sections 13(d) and 14(d) of the Exchange Act), other than the Employer or any of its subsidiaries, any employee benefit plan of the Employer or the Employee or any of his affiliates (a "Person") becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Employer representing more than 20% of the outstanding shares of common stock of the Employer and such Person's beneficial ownership level then exceeds the percentage of the Employer's outstanding shares then owned by the Employee and any of his affiliates.

          5.3.3 "WILLFUL MISCONDUCT" shall mean the habitual neglect or habitual failure by the Employee to perform his duties under this Agreement, the dishonesty of the Employee in any material respect in connection with the performance of his duties or if the Employee shall be convicted of a felony.

SECTION 6. CONFIDENTIAL INFORMATION

          The Employee acknowledges that as an employee of the Employer he occupies a position of trust and confidence and agrees that, during and after the term of this Agreement, he will treat as confidential and will not, without written authorization from the Employer, directly or indirectly disclose to any person, firm association or corporation or use for his own benefit or gain, any information, plans, products, or customer or supplier lists, which are confidential to the Employer, or any trade secrets or confidential material or information of the Employer or any corporation or other entity controlled by, controlling or under common control with the Employer (an "Affiliate"). The Employee agrees to deliver to return to the Employer, upon termination or expiration

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of the term of this Agreement or as soon thereafter as possible, all confidential documents or confidential written information prepared by the Employee or furnished to him by the Employer or any Affiliate during the term of this Agreement.

SECTION 7.  RESTRICTIVE COVENANT

     The Employee agrees that, during any period in which he is employed as an employee of or during any period in which he is receiving compensation from the Employer under this Agreement and for a period of one year after the cessation of such compensation, he shall not compete in any way anywhere in the world with the Employer's business, including but not limited to acting as an agent, employee, sole proprietor, partner, creditor, investor or consultant of, or otherwise participating in, directly or indirectly, an enterprise, organization or entity which is, or which become within any such period, competitive with the business of the Employer. The ownership by the Employee of up to 1% of the publicly traded debt or equity securities of a corporation shall not by itself be deemed to be a violation of the foregoing prohibition.

SECTION 8.  GENERAL PROVISIONS

     8.1 EQUITABLE RELIEF. The Employee acknowledges and agrees that a breach by him of the provisions of Section 6 or 7 will cause the Employer irreparable injury and harm which cannot be compensated by money damages. The Employee, therefore, expressly agrees that the Employer shall be entitled to injunctive or other equitable relief to prevent a breach of any provision of Section 7 or 8 of this Agreement and to secure their enforcement in addition to any other remedies which may be available to the Employer.

     8.2 SEVERABILITY. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

     8.3 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Michigan without giving effect to any conflicts of laws rules.


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     8.4  ASSIGNMENT.  This Agreement shall not be assignable, in whole or in part, by either party, whether by operation of law or otherwise unless such assignment shall be consented to by the other party in writing.

     8.5 NOTICES. Any notices or other communications required or permitted under this Agreement shall sufficiently be given if sent by registered or certified mail to the parties at their respective addresses listed in the preambles of this Agreement, or other such address as shall be furnished in writing by either party to the other. Any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.6 AMENDMENT: ENTIRE AGREEMENT. This Agreement may not be amended, modified or superseded except by an agreement in writing signed by both the Employer and the Employee. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes any prior negotiations, agreement or understanding between the parties with respect to such subject matter.

     8.7 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.9 LEGAL EXPENSES. The Employer shall pay the reasonable legal expenses of the Employee incurred in connection with any dispute under this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed with effect from the day and year first above written.

                                     COMPLETE BUSINESS SOLUTIONS, INC.

                                     By_______________________________________
                                       Timothy Manney, Executive Vice President
                                       Finance and Administration

                                     EMPLOYEE

                                     _________________________________________
                                     Raj B Vattikuti


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